American General Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100345
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		3
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)
The date of this Pricing Supplement is			May 5, 2003
Trade Date:	05/05/03		Issue Date:	05/08/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EAG9	2.60%	05/15/06	Monthly	06/15/03	No	N/A
02639EAH7	3.45%	05/15/08	Monthly	06/15/03	No	N/A
02639EAJ3	4.10%	05/15/10	Monthly	06/15/03	No	N/A
[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
02639EAG9	$4,866,000	100%	0.450%	$4,835,587.50	$1.50	Yes	No	N/A
02639EAH7	$1,649,000	100%	0.750%	$1,632,510.00	$1.50	Yes	No	N/A
02639EAJ3	$4,318,000	100%	1.000%	$4,266,184.00	$1.75	Yes	No	N/A

All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.